EXHIBIT 23(A)

CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 7, 2005 accompanying the consolidated financial statements of Sussex Bancorp and subsidiaries appearing in the Annual Report to Shareholders included in the Annual Report on Form 10-KSB for the year ended December 31, 2004, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ Beard Miller Company LLP

Allentown, Pennsylvania

January 9, 2006

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